SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 25, 2001
Date of Report
(Date of earliest event reported)

KIEWIT ROYALTY TRUST

(Exact name of registrant as specified in its charter)

NEBRASKA
(State or other jurisdiction of incorporation)

000-10810 (Commission File No.)	47-6131402 (IRS Employer Identification Number)

Trust Division
U.S. Bank National Association
1700 Farnam Street
Omaha, Nebraska 68102
(Address of Principal Executive Offices)

(402) 348-6000
(Registrant’s Telephone Number, Including Area Code)

Item 4. Changes in Registrant’s Certifying Accountant

      On September 25, 2001, U.S. National Bank Association, as trustee of Kiewit Royalty Trust (the “Trust”), in accordance with the Kiewit Royalty Trust Indenture, dated May 17, 1982, approved a change in the Trust’s independent accountants to KPMG LLP, for the fiscal year ending December 31, 2001, and the dismissal of PricewaterhouseCoopers LLP. The report of PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2000 and December 31, 1999, contained no adverse opinion, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles. In connection with its audit for the fiscal years ended December 31, 2000 and December 31, 1999, and the interim period from January 1, 2001 through September 25, 2001, there were no disagreements between the Trust and PricewaterhouseCoopers LLP on any accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the financial statements for such years. No reportable event as described in paragraph (a) (1) (v) of Item 304 of Regulation S-K has occurred within the Trust’s fiscal years ended December 31, 2000 and December 31, 1999, or the period from January 1, 2001 through September 25, 2001.

      The Trust did not consult with KPMG LLP during the fiscal years ended December 31, 2000 and December 31, 1999, or during the interim period from January 1, 2001 through September 25, 2001, on any matter which was the subject of any disagreement or any reportable event as defined in Regulation S-K Item 304 (a) (1) (iv) and Regulation S-K Item 304 (a) (1) (v), respectively, or on the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Trust’s financial statements, relating to which either a written report was provided to the Trust or oral advise was provided that KPMG LLP concluded was an important factor considered by the Trust in reaching a decision as to the accounting, auditing, or financial reporting issue.

      The Trust has provided PricewaterhouseCoopers LLP with a copy of the disclosures contained herein and has filed as an exhibit hereto the response of PricewaterhouseCoopers LLP to the disclosures set forth in the section.

Item 7. Financial Statements and Exhibits

EXHIBIT.

16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission, dated September 25, 2001.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 1, 2001	KIEWIT ROYALTY TRUST (Registrant)

By: U.S. Bank National Association in its capacity as Trustee and not in its individual capacity or otherwise

/s/ Susan K. Rosburg Susan K. Rosburg Trust Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION

16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission, dated September 25, 2001.